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                                                                   EXHIBIT 10.27

                         BUILDERS TRANSPORT TO EXPLORE
                          RESTRUCTURING OF OBLIGATIONS

Camden, South Carolina, March 21, 1997 -- Builders Transport, Incorporated (NASDAQ-TRUK) announced today that it has retained Alex. Brown & Sons as financial advisor to review various alternatives with respect to restructuring the Company's debt obligations.

The Company expects to begin preliminary discussions shortly with representatives of the holders of its 8% Convertible Subordinated Debentures due 2005, its 6 1/2% Convertible Subordinated Debentures due 2011, and its equipment lessors and lenders.

David C. Walentas, Chairman of the Board, stated, "Our operational cost reduction program has been essentially completed and should provide approximately $6 million in savings during 1997. Additionally, we have recently obtained rate increases from a significant number of customers and our fleet is fully manned. Fuel prices have been declining since early January. Builders is now making steady progress toward returning to profitability. With the support of our creditors, a restructuring of our debt obligations will further improve the Company's financial structure and better position Builders Transport for long-term growth."

Builders Transport is a truckload carrier transporting a wide range of general commodities.

Statements contained in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Builders Transport, through its senior management, may, from time to time, make forward-looking public statements about the matters described herein or other matters concerning the Company. All such forward-looking statements are necessarily estimates reflecting the best judgment of the Company's senior management based upon current information and involve a number of risks and uncertainties. Such forward-looking statements should also be considered in light of certain factors set forth in Builders Transport's filings with the Securities and Exchange Commission that could affect future accuracy of those statements. Builders Transport, however, disclaims any intent or obligation to update such forward-looking statements.

For information on Builders Transport contact:

Stanford M. Dinstein
Vice Chairman, Chief Executive Officer
(212) 765-5610